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                                                                     Exhibit 5.1

                         [McGuireWoods LLP Letterhead]


                                October 24, 2001



CSX Corporation
One James Center
901 East Cary Street
Richmond, VA 23219

Ladies and Gentlemen:

     We have advised CSX Corporation, a Virginia corporation (the "Company"), in connection with (i) the Registration Statement on Form S-3, as amended (File No. 333-60134) (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the Company's debt securities, trust preferred securities (including the related guarantee and agreement as to expenses and liabilities), common stock, preferred stock, depositary shares and warrants for debt securities, common stock or preferred stock, from the sale of which the Company may receive proceeds of up to $1,000,000,000, to be offered from time to time by the Company on terms to be determined at the time of the offering and (ii) the issuance by the Company of up to $490,000,000 aggregate principal amount at maturity ($563,500,000 aggregate principal amount at maturity if the Underwriters exercise their over-allotment option in full) of the Company's Zero Coupon Convertible Debentures due October 30, 2021 (the "Debentures") as described in the Company's Prospectus, dated May 17, 2001, which is a part of the Registration Statement, and Prospectus Supplement, dated October 24, 2001 (the "Prospectus Supplement"), and pursuant to an indenture dated as of August 1, 1990 between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), as heretofore supplemented and amended and as further supplemented and amended by a Fourth Supplemental Indenture to be dated as of October 30, 2001 (the indenture, as so supplemented, is herein called the "Indenture") and the Action of Authorized Pricing Officers adopted as of October 24, 2001 (the "Action of Authorized Pricing Officers"), and the public offering of the Debentures pursuant to an Underwriting Agreement, dated October 24, 2001 (the "Underwriting Agreement"), among the Company and the Underwriters named on
Schedule II thereto. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Indenture.

     We have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have considered necessary or appropriate for the purpose of this opinion.

     1. On the basis of such examination and review, we advise you that, in our opinion, when the Debentures have been duly issued and sold in the manner contemplated by
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October 24, 2001
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          the Registration Statement, the Prospectus Supplement and the
          Underwriting Agreement, and assuming due authentication thereof by the Trustee or the Authenticating Agent in accordance with the provisions of the Indenture, as amended and supplemented, the Debentures will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     2. The shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; assuming that such corporate action remains in full force and effect at the time of such conversion, such shares, when issued upon such conversion in accordance with the terms of the Debentures and the Indenture, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K and the incorporation of this opinion by reference in the Registration Statement and to references to us under the heading "Legal Opinions" in the Registration Statement and the heading "Legal Matters" in the Prospectus Supplement relating to the Debentures. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

                                 Very truly yours,

                                 /s/ McGuireWoods LLP